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                                                                      EXHIBIT 12


                      HEALTHCARE REALTY TRUST INCORPORATED
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                         YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------------------
                                                          2000          1999           1998          1997          1996
                                                       -----------------------------------------------------------------
Consolidated pretax income from continuing
     operations                                        $79,801        $86,027        $40,479       $31,212       $19,732

Fixed charges                                           44,834         40,474         14,432         8,660         9,519

Capitalized interest                                   (1,839)        (1,871)        (1,375)         (691)       (2,175)
                                                       -----------------------------------------------------------------
         Earnings                                      122,796        124,630         53,536        39,181        27,076

Interest expense                                        42,995         38,603         13,057         7,969         7,344

Capitalized interest                                     1,839          1,871          1,375           691         2,175
                                                       ------------------------------------------------------------------
         Fixed Charges                                  44,834         40,474         14,432         8,660         9,519

         Ratio of Earnings to Fixed Charges               2.74           3.08           3.71          4.52          2.84
                                                       =================================================================